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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of ESS Technology, Inc. on Form S-3 of:

        a) our report on the financial statements of ESS Technology, Inc. dated January 19, 1996 (except for Note 10, which is as of March 29, 1996) incorporated by reference in the Annual Report on Form 10-K of ESS Technology, Inc. for the year ended December 31, 1995 and

        b) our report of the financial statements of VideoCore Technology, Inc. included in the Report on Form 8-K of ESS Technology, Inc., dated January 18, 1996, as amended March 15, 1996.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP

San Jose, California
February 5, 1997